Exhibit 10.26

Amendment to Client Contract

Amendment dated July 1st, 2008, to the Client Contract between GMAC Bank, a Utah industrial bank (“GMACB” as “Purchaser”) and GMAC Mortgage, LLC, a Delaware limited liability company (“GMACM”) (“Client”) dated February 8, 2008 (“Client Contract”).

1. All terms and conditions as set forth in the Client Contract and the GMAC Bank Correspondent Manual (as amended, supplemented or replaced, the “Correspondent Manual”) shall remain in full force and effect unless specifically changed, altered or modified by this Amendment.

2. The following paragraph will be added to the Client Contract as paragraph #22:

“GMACB and Client intend that the sale of the Loans and/or mortgage loans by Client to GMACB pursuant to the Client Contract be construed as a sale by the Client to GMACB. Further, it is not intended that any such conveyance be deemed to be a pledge of the Loans and/or mortgage loans by Client to GMACB to secure a debt or other obligation of Client. However, in the event that the Loans and/or mortgage loans are held to be property of the Client, or if for any reason the Client Contract is held or deemed to create a security interest in the Loans or mortgage loans, then it is intended that (a) the Client Contract shall also be deemed to be a security agreement within the meaning of the Uniform Commercial Code, (b) the conveyances provided for in the Client Contract shall be deemed to be a grant by Client to GMACB of a security interest in all of Client's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Loans and/or mortgage loans and all rights and documents related thereto, including without limitation the note, the mortgage, the servicing rights, and any and all related general intangibles, payment intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, and any other property of whatever kind or description now existing or hereafter acquired consisting of, arising from or relating to any of the foregoing and all proceeds of the forgoing.

Client authorizes GMACB to file financing statements, including without limitation, amendments and continuations, with respect to the above-described property.”

3. Any capitalized term used in this Amendment that is not otherwise defined herein shall have the meaning set forth in the Client Guide.

IN WITNESS WHEREOF, Client’s and GMACB’s duly authorized officers have executed this Amendment as of the date first written above.

CLIENT:

GMAC MORTGAGE, LLC		GMAC BANK

By:	/s/ James N. Young	By:	/s/ Robert E. Groody
Name:	James N. Young	Name:	Robert E. Groody
	(Typed or Printed)		(Typed or Printed)
Title:	Chief Financial Officer	Title:	EVP & Chief Operating Officer